                         SEVERANCE AND RELEASE AGREEMENT
                         -------------------------------

          This Severance and Release Agreement ("Agreement") is entered into by and between STAAR Surgical Company, a Delaware corporation (the "Company") and Thomas J. Chambers, an individual ("Chambers"), this 21/st/ day of August, 2001 based upon the following:

                                    RECITALS
                                    --------

     Whereas, on September 20, 1996 the Company and Chambers entered into that certain "Employment Agreement";

     Whereas, the Company terminated Chambers' employment on July 6, 2000;

     Whereas, on or about November 12, 2000, Chambers filed a complaint with the Department of Fair Employment and Housing alleging discrimination relating to the termination of his employment (the "Complaint"); and

     Whereas, both Chambers and the Company wish to settle, finally and forever, any and all issues relating to Chamber's employment with the Company and the termination of his employment, including the Complaint;

     Whereas, the Company and Chambers wish to memorialize their agreement relating to the termination of Chambers employment with the Company, the severance benefits that are to be transferred or paid to Chambers as a result of the termination of his employment, and Chambers waiver of all rights and claims which he may have against the Company, if any.

     Now, therefore, in consideration of the mutual covenants and promises contained herein and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Chambers agree as follows:

                                    AGREEMENT
                                    ---------

     1. Incorporation of Recitals. The recitals to this Agreement are an
        -------------------------
integral part of this Agreement and are hereby incorporated as a part of this Agreement as if set forth in it.

     2. Consideration for Agreement. In exchange for Chambers release of the
        ---------------------------
Company from any past, present and future obligations (if any), whether monetary or otherwise, allegedly owed by the Company to Chambers based upon Chambers employment and the termination thereof, the Company shall enter into a Consulting Agreement with Chambers, a copy of which is attached hereto as Annex A.

     3. Waiver of All Claims. Chambers agrees that he is not entitled to
        --------------------
receive, will not claim and expressly waives any entitlement to rights, benefits or compensation from the Company other than as expressly set forth in this Agreement.

     4. Complete Release by Chambers.
        ----------------------------

          (a) Release. Chambers irrevocably and unconditionally releases all of the claims described in subsection (b) of this section 4 that he may now have against the following persons or entities (the "Releasees"): the Company, all of its past and present employees, officers, directors, stockholders, owners, representatives, assigns, attorneys, agents, insurers, employee benefit programs (and the trustees, administrators, fiduciaries and insurers of such programs) and any other persons acting by, through, under or in concert with any of the persons or entities listed in this subsection.

          (b) Claims Released. The claims released include all claims, promises, debts, causes of action or similar rights of any type or nature Chambers has or had which in any way relate to (i) Chambers employment with the Company, or the termination of that employment, such as claims for compensation, bonuses, commissions, lost wages or unused accrued vacation or sick pay, (ii) the design or administration of any employee benefit program or Chambers entitlement to benefits under any such program, (iii) any claims to attorneys' fees and/or other legal costs, (iv) the Complaint, and (v) any other claims or demands Chambers may, on any basis, have. The claims released include, but are not limited to, claims arising under any of the following statutes or common law doctrines:

               (i) Anti-Discrimination Statutes, such as the Age Discrimination in Employment Act, which prohibits age discrimination in employment; the Civil Rights Act of 1991, Title VII of the Civil Rights Act of 1964, and Section 1981 of the Civil Rights Act of 1866, which prohibit discrimination based on race, color, national origin, religion or sex; the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; the Americans With Disabilities Act, which prohibits discrimination against the disabled; the California Fair Employment and Housing Act, which prohibits discrimination in employment based upon race, color, national origin, ancestry, physical or mental disability, medical condition, martial status, sex, or age; and any other federal, state or local laws or regulations prohibiting employment discrimination.

               (ii) Federal Employment Statutes, such as the Employee Retirement Income Security Act of 1974, which, among other things, protects pension or health plan benefits; and the Fair Labor Standards Act of 1938, which regulates wage and hour matters.

               (iii) Other Laws, such as any federal, state or local laws restricting an employer's right to terminate employees or otherwise regulating employment; any federal, state or local law enforcing express or implied employment contracts or requiring an employer to deal with employees fairly or in good faith; and any other federal, state or local laws providing recourse for alleged wrongful discharge, physical or personal injury, emotional distress, fraud, negligent misrepresentation, libel, slander, defamation and similar or related claims. The laws referred to in this paragraph include statutes, regulations, other administrative guidance and common law doctrines.

          (c) Release Extends to Both Known and Unknown Claims. This release covers both claims that Chambers knows about and those Chambers does not know about. Chambers understands the significance of this release of unknown claims and his waiver of any statutory protection against a release of unknown claims. Chambers expressly waives the protection of any such governmental statutes or regulations.

          More particularly, and without limitation, Chambers acknowledges that Chambers has read and is familiar with and understands the provisions of Section 1542 of the California Civil Code, which provides: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN TO HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

          CHAMBERS EXPRESSLY WAIVES ANY RIGHT OR CLAIM OF RIGHT CHAMBERS MAY HAVE UNDER SECTION 1542 OF THE CALIFORNIA CIVIL CODE.

          (d) Ownership of Claims. Chambers represents that he has not assigned or transferred, or purported to assign or transfer, all or any part of any claim released by this Agreement.

          (e) Release Does Not Extend to Consulting Agreement. Nothing in this section 4 will release the Company from its obligations under the Consulting Agreement.

     5.   Chambers Promises. In addition to the release of claims provided for
          -----------------
in section 4, Chambers promises never to file or prosecute a lawsuit, administrative complaint or charge, or other complaint or charge asserting any claims that are released by this Agreement. Chambers represents that, with the exception of the Complaint, he has not filed or caused to be filed any lawsuit, complaint or charge with respect to any claim this Agreement releases. Chambers further agrees to request any government agency or other body assuming jurisdiction of the Complaint or any other complaint or charge relating to a released claim to withdraw from the matter or dismiss the matter with prejudice.

     6.   Consulting with Attorney. Chambers acknowledges that the Company has
          ------------------------
advised him to obtain the services of an attorney to review this Agreement and to advice him regarding it. Chambers acknowledges he has had ample opportunity to consult with an attorney prior to executing this Agreement and has, in fact, done so.

     7.   Period for Consideration of Agreement. Chambers acknowledges that
          -------------------------------------
Chambers was given a period of 21 days to review and consider this Agreement before signing it. Chambers further acknowledges that: (1) Chambers took advantage of this period to consider this Agreement before signing it; (2) Chambers carefully read this Agreement; and (3) Chambers fully understands this Agreement and is entering into it voluntarily and without coercion or duress.

     8.   Severability. The provisions of this Agreement are severable. If any
          ------------
part of it is found to be unenforceable, all other provisions shall remain fully valid and enforceable.

     9.   Choice of Laws/Venue. This Agreement shall be governed by the laws of
          --------------------
the State of California, and any action or proceeding relating to this Agreement shall be heard solely before the Courts of the County of Los Angeles, California.

     10.  Nature, Effect and Interpretation of this Agreement.
          ---------------------------------------------------

          (a) Entire Agreement. This is the entire Agreement between Chambers and the Company; it may not be modified or cancelled in any manner except by a writing signed by both the Company and Chambers. The Company has made no promises or representations to Chambers other than those in this Agreement and the Consulting Agreement and Chambers has made no promises or representations to the Company other than those in this Agreement and the Consulting Agreement.

          (b) Successors and Assigns. This Agreement shall bind both the Company's and Chambers' heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of all Releasees and their respective heirs, administrators, representatives, executors, successors and assigns.

          (c) Interpretation. This Agreement shall be construed as a whole according to its fair meaning, and not strictly for or against any of the parties. Unless the context indicates otherwise, the term "or" shall be deemed to include the term "and" and the singular or plural number shall be deemed to include the other. Paragraph headings used in this Agreement are intended solely for convenience of reference and shall not be used in the interpretation of any of this Agreement. It is acknowledged that neither party shall be construed to be solely responsible for the drafting hereof, and therefore any ambiguity shall not be construed against either party as the alleged draftsman of this Agreement.

          (d) Counterparts and Facsimiles. For the convenience of the parties to this Agreement, this document may be executed by facsimile signatures and in counterparts that shall together constitute the agreement of the parties as one and the same instrument.

          (e) Implementation. The Company and Chambers both agree that, without the receipt of further consideration, they will sign and deliver any documents and do anything else that is necessary in the future to make the provisions of this Agreement effective.

     11. Notices. Unless otherwise specifically provided in this Agreement, all
         -------
notices, demands, requests, consents, approvals or other communications (collectively and severally called "Notices") required or permitted to be given hereunder, or which are given with respect to this Agreement, shall be in writing, and shall be given by: (1) personal delivery (which form of Notice shall be deemed to have been given upon delivery), (2) by telegraph or by private airborne/overnight delivery service (which forms of Notice shall be deemed to have been given upon confirmed delivery by the delivery agency), (3) by electronic or facsimile or telephonic transmission, provided the receiving party has a compatible device or confirms receipt thereof (which forms of
Notice shall be deemed delivered upon confirmed transmission or confirmation of receipt), or (4) by mailing in the United States mail by registered or certified mail, return receipt requested, postage prepaid (which forms of Notice shall be deemed to have been given upon the fifth (5th) business day following the date mailed). Notices shall be addressed to the parties as follows:


         Chambers:       Mr. Thomas J. Chambers
                         112 Harvard Avenue, #342
                         Claremont, California 91711


         Company:        STAAR Surgical Company
                         1911 Walker Avenue
                         Monrovia, California 91016
                         Attn: Chief Executive Officer

     12. Revocation Period. Chambers understands that he has a period of seven
         -----------------
days to revoke this Agreement from the date he signs it.

         PLEASE READ THIS AGREEMENT CAREFULLY. IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

     Executed at Claremont, California this 21st day of August 2001.
                                            ----

                                            "Chambers"


                                            /s/ Thomas J. Chambers
                                            __________________________________
                                            Thomas J. Chambers

     Executed at Monrovia, California this 30th day of August 2001.
                                           ----

                                            "COMPANY"

                                            STAAR Surgical Company


                                            By: /s/ David Bailey
                                               _______________________________
                                               David Bailey, President

                                     ANNEX A

                              CONSULTING AGREEMENT

                              CONSULTING AGREEMENT

THIS AGREEMENT is made effective as of August 9, 2001, by and between STAAR Surgical Company (hereafter "STAAR"), 1911 Walker Avenue, California 91016, and Thomas Chambers (hereafter " Mr. Chambers"), 112 Harvard Avenue # 342, Claremont, California 91711 as follows:

     1. Term. STAAR hereby retains Mr. Chambers for consulting services pursuant to the terms described herein, and hereby accepts such retention, commencing as of the date of this Agreement and expiring on August 8, 2003 (hereafter the "Term").

     2. Consulting Services. Mr. Chambers shall perform consulting services as mutually agreed upon between Mr. Chambers and STAAR (hereafter the "Consulting Services") as follows:

     Be available at mutually agreeable times, but no more time than eight hours in any one calendar month, to provide background information personally to David Bailey, the President, or subsequent Presidents, of STAAR Surgical Company related to past events that occurred during Mr. Chambers' employment with STAAR which ended on July 6, 2000.

     3. Compensation. As consideration for Mr. Chambers' performance of the Consulting Services, STAAR hereby grants to Mr. Chambers the STAAR stock option grant totaling 10,000 units now available under a stockholder approved stock option plan. Pricing would be at the close of business on the day of Chambers' signing. All such stock options must be exercised within three (3) months following the expiration date of this Agreement; any options remaining unexercised after such three month period shall expire. In addition, Mr. Chambers shall receive cash compensation in the total of $107,692.30 paid in even installments over the first 8 months of this Agreement. The first amount to be due and payable 28 days from Mr. Chambers' receipt of the Consulting Agreement and the Severance and Release Agreement, and the effective date of the agreement. Subsequent payments to be made on the 25th of each month.

     4. Outside Employment. STAAR acknowledges that during the term of this Agreement, Mr. Chambers may be engaged by one or more entities, businesses or institutions that are in direct competition with Staar. Mr. Chambers represents that he is not and shall not become a party to any agreement which conflicts with the Consulting Services described herein. Staar acknowledges that the information sought from Mr. Chambers shall not compromise or otherwise conflict with his present engagements or employment.

     5. "STAAR Confidential information" shall mean all financial, operational and administrative records, research data and information, technical information, commercial and research strategies, trade secrets, and know-how disclosed by STAAR to Mr. Chambers prior to July 7, 2000. Any research data and technical information, commercial and research strategies, and know-how independently obtained by Mr. Chambers after his employment at STAAR shall not be considered "STAAR Confidential information".

     (a) Confidentiality and Non-Use. Except as provided above, Mr. Chambers will maintain the STAAR Confidential Information in confidence, and will not disclose any STAAR Confidential Information to any third party without STAAR's prior written consent. Mr. Chambers will use the STAAR Confidential Information solely for the purpose of providing the Consulting Services to STAAR unless STAAR shall otherwise agree in writing.

     (b) Exceptions. In addition to the exceptions described above, Mr. Chambers' obligations of non-use and confidentiality shall not apply to any information and know-how which: (i) can be shown by contemporaneous documentation to have rightfully been in Mr. Chambers' possession prior to disclosure by STAAR; (ii) at the time of disclosure hereunder is, or thereafter becomes, through no fault of Mr. Chambers, part of the public domain; or (iii) is furnished to Mr. Chambers by a third party after the time of disclosure hereunder without the breach of any duty to STAAR.

     6. Execution of Papers, Oaths and Testimony. Mr. Chambers agrees that at any time, whether it be during the term of this Agreement or any extension thereof, or after the expiration or termination of this Agreement, upon the request of STAAR and without further compensation, but at no expense to Mr. Chambers, Mr. Chambers shall perform any lawful acts, including the execution of papers and oaths and the giving of testimony, that in the opinion of STAAR, its successors or assigns may be necessary or desirable in order to obtain, sustain, reissue and renew, and in order to enforce, perfect; record and maintain, patent applications and United States and foreign patents on STAAR's inventions, and copyright registrations on STAAR's inventions.

     7. Notice. Any notice to STAAR shall be addressed as follows or as shall be specified by a party in writing:

If to STAAR:                                             If to Tom Chambers:

STAAR Surgical Company                                   Tom Chambers
1911 Walker Avenue                                       112 Harvard Avenue #342
Monrovia, California 91016                               Claremont, CA 91711
Attention: David Bailey

     8. Amendment and Survival. This Agreement may be amended or renewed only with the written agreement of both parties and for new consideration.

     9. Assignment and Governing Law. This Agreement and any rights under it may not be assigned by Mr. Chambers without STAAR's prior written consent. Any unauthorized attempt to assign by Mr. Chambers shall be void. This Agreement shall be governed by the laws of the State of California, and any action connected herewith shall be brought in Los Angeles County Courts.

     10. Not an Employee. Mr. Chambers is an independent contractor and is not an employee or agent of STAAR Mr. Chambers shall not be entitled to any benefits or compensation from STAAR except as set forth in this Agreement. Mr. Chambers shall be solely responsible for meeting all of his tax requirements. Additionally, nothing contained in this Agreement shall entitle Mr. Chambers to the right or authority to make any representation on behalf of or bind STAAR to others in any manner, except as may be specifically authorized in writing by STAAR.

     11. Waiver and Severability. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. In the event of a conflict between the provisions in the body of this Agreement, the terms in the body of this Agreement will control.

     12. Entire Agreement. This Agreement is the entire agreement of the parties relating to the subject matter hereof. Any prior negotiations, correspondence, memoranda or agreements relating to the Consulting Services are superseded in total by this Agreement; and the parties' rights, duties liabilities and remedies with respect to the Consulting Services and this Agreement are limited to those expressly set forth in this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

STAAR SURGICAL COMPANY                        THOMAS CHAMBERS


By: /s/ David Bailey          8/30/01         /s/ Thomas J. Chambers  8/21/01
    ---------------------------------         -------------------------------
    David Bailey                Date          Signature                 Date
    Chief Executive Officer
    and President

                                   Appendix A

Be available to provide background information to the President of STAAR Surgical Company related to past events that occurred during Tom Chambers' employment with STAAR. Conditions to be honored by STAAR.

     .    Reasonable notice and mutually agreed timing for any meeting or discussion
     .    Maximum time not to exceed eight hours in any one-month period.